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                              EXHIBITS 5.1 AND 8.1

                       OPINION OF ELVINGER HOSS & PRUSSEN
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                     [ELVINGER, HOSS & PRUSSEN LETTERHEAD]

                                2, Place Winston Churchill Tel(352)4466440
                                B.P. 425                   Fax(352)442255
                                L-2014 Luxembourg

                                The Cronos Group
                                16, allee Marconi
                                Bolte Postale 260

                                L-2120 Luxembourg

                                (the "Company")

                                Luxembourg 22nd November 1999



O/Ref.:  JH/KP/em
Re:


Dear Sirs,

We have acted as your special Luxembourg counsel in connection with the issuance of 300,000 Common Shares and warrants to purchase an additional 200,000 Common Shares, as more fully described in the Registration Statement on Form F-3 to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

We have examined the Articles of Incorporation of the Company. We have also examined corporate proceedings relating to the authorisation and issuance of the presently outstanding Common Shares and the warrants to purchase additional Common Shares.

Based upon the foregoing and such further examination and inquiries as we have deemed necessary, we are of the opinion that:

1. The Company is a corporation duly organised and validly existing under the laws of Luxembourg;

2. The 300,000 Common Shares which are being offered by the Selling Shareholders pursuant to the Registration Statement, have been duly authorised and are validly issued, fully paid and non-assessable.


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                                     - 2 -



3. The 200,000 Common Shares which may be purchased according to the warrants and thereafter which may be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorised and, when issued, will have been validly issued and will be fully paid and non assessable.

4. We hereby confirm to you that, subject to the limitations set forth thereunder, the statements of Luxembourg tax law set forth under the heading "Tax Considerations" in the Prospectus covering such Common Shares (which is part of the Registration Statement to which this letter is attached as an exhibit) are accurate in all material respects.

We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement with the Securities and Exchange Commission and the reference to us under the headings "Enforceability of Civil Liabilities", and "Tax Consideration" in the Prospectus constituting a part of such Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, as amended.


                                        Very truly yours,

                                        ELVINGER, HOSS & PRUSSEN


                                        By /s/ JEAN HOSS
                                          ---------------------------
                                               Jean Hoss